DEFINITIVE PROXY MATERIALS

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION (Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BOVIE MEDICAL CORPORATION

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE ANNUAL MEETING AND
 PROXY STATEMENT DIFINITIVE COPY

Bovie Medical Corporation
734 Walt Whitman Road
Suite #207
Melville, NY  11747

November 27, 2009

Re:	Notice of Annual Meeting and Proxy Statement

Dear Stockholder:

On behalf of your Board of Directors and Management, you are cordially invited to attend the Annual Meeting of Common Stockholders to be held on December 29, 2009 at 9:00 AM Eastern Time at the Melville Marriott Long Island, 1350 Old Walt Whitman Road, Melville, NY 11747, Telephone No 631-423-1600.

Information Concerning Solicitation and Voting

The Board of Directors is soliciting proxies for the 2009 Annual Meeting of Stockholders to be held on December 29, 2009.  This Proxy Statement contains information for you to consider when deciding how to vote on the matters brought before the meeting.

Voting materials, which include the Proxy Statement, Proxy Card and the 2008 Annual Report, are being mailed to stockholders on or about November 30, 2009.  The Executive facilities of our Company are located at 734 Walt Whitman Road, Suite 207, Melville, NY 11747, telephone number 631-421-5452.

At the meeting, stockholders will be asked to:

1.	Elect Bovie’s Board of Directors;
2.	Ratify the selection of Bovie’s independent auditors for 2009; and

transact such other business that may properly be brought before the meeting.

The close of business on November 25 2009 is the record date for determining stockholders entitled to vote at the Annual Meeting.  Consequently, only stockholders whose names appear on our books as owning our Common Stock at the close of business on November 25, 2009, will be entitled to notice of and to vote at the Annual Meeting and adjournment or postponement thereof.

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING.

By order of the Board of Directors

/s/ Andrew Makrides
PRESIDENT AND CHIEF EXECUTIVE OFFICER

November 27, 2009

DEFINITIVE COPY

PROXY STATEMENT

BOVIE MEDICAL CORPORATION

Information Concerning Solicitation and Voting

Our Board of Directors is soliciting proxies for the 2009 Annual Meeting of Stockholders to be held at 9:00 AM Eastern Time on December 29, 2009. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.

Voting materials, which include the Proxy Statement, Proxy Card and the 2008 Annual Report, are being mailed to stockholders on or about November 30, 2009. The Executive facilities of our Company are located at 734 Walt Whitman Road, Suite 207 Melville, NY 11747.

Bovie will bear the expense of soliciting proxies. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

ABOUT THE ANNUAL MEETING

WHO IS SOLICITATING YOUR VOTE?
The Board of Directors of Bovie Medical Corporation ("Bovie") is soliciting your vote at the Annual Meeting of Bovie's common stockholders being held at 9:00 AM Eastern Time on December 29, 2009 at the Melville Marriott Long Island, 1350 Old Walt Whitman Road, Melville, NY 11747, Telephone No 631-423-1600.

WHAT WILL YOU BE VOTING ON?
Election of Bovie's Board of Directors; Ratification of Kingery & Crouse, PA, as Bovie's auditors for 2009.

HOW MANY VOTES DO YOU HAVE?
You will have one vote for every share of the Company's common stock you owned of record on November 25, 2009 (the Record Date).

HOW MANY VOTES CAN BE CAST BY ALL COMMON STOCKHOLDERS?
One vote for each of the Company's outstanding shares of common stock which were outstanding on the Record Date. The common stock will vote as a single class on all matters scheduled to be voted on at the Annual Meeting.  There is no cumulative voting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?
A majority of the votes that can be cast, or a minimum of 8,547,390 votes must be present in person or by proxy in order to hold the meeting.

HOW MAY I VOTE MY SHARES?
You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting; so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

(a)	How may I vote my shares in person at the meeting?

If your shares are registered directly in your name with our transfer agent, Manhattan Transfer Registrar Co., you are considered, with respect to those shares, the shareowner of record, and the proxy materials and proxy card are being sent directly to you by Bovie Medical Corp.  As the shareowner of record, you have the right to vote in person at the meeting.  If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card.  As the beneficial owner, you are also invited to attend the Annual Meeting.  Since you are a beneficial owner and not the shareowner of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares in its name, giving you the right to vote the shares at the meeting.

(b)	How can I vote my shares without attending the meeting?

Whether you hold shares directly as a registered shareowner of record or beneficially in street name, you may vote without attending the meeting.  You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockholder or nominee.  In most cases, you will be able to do this by telephone, by using the internet or by mail.  Please refer to summary instructions included with proxy materials and on your proxy card.  For shares held in street name, the voting instruction card will be included by stockholder or nominee.  If you have telephone or internet access, you may submit your proxy by following the instructions with your proxy materials and on your proxy card.  You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instructions with your proxy materials and on your proxy card.  You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage paid envelope.  If you provide specific voting instructions, your shares will be voted as you have instructed.

CAN YOU CHANGE YOUR VOTE?

(a)	Can a shareholder change his vote?

Yes. Any registered shareholder who voted by proxy or in person may change his or her vote at any time before recording the votes on the date of the Annual Meeting.

(b)	How can I change my vote after I return my proxy card?

Provided you are the shareowner of record or have legal proxy from your nominee, you may revoke your proxy and change your vote at any time before the final vote at the meeting.  You may do this by signing and submitting a new proxy card bearing a later date, or by attending the meeting and voting in person.  Attending the meeting will not revoke your proxy unless you specifically request it.

WHAT IF YOU DO NOT VOTE FOR SOME OF THE MATTERS LISTED ON YOUR PROXY?
If you return a signed proxy without indicating your vote for some or all of the proposals, your shares will be voted "FOR" each of the proposals listed on the proxy for which you fail to vote.

WHAT IF YOU VOTE "ABSTAIN"?
A vote to "abstain" on any matter indicates that your shares will not be voted for such matter and will have the effect of a vote against the proposal.

CAN YOUR SHARES BE VOTED IF YOU DO NOT RETURN YOUR PROXY AND DO NOT ATTEND THE ANNUAL MEETING?
That depends upon whether the shares are registered in your name or your broker's name ("street name").  If you do not vote your  shares  held in street  name,  your  broker  can vote  your  shares  on any of the  matters scheduled to come before the meeting.

If you do not vote your  shares  held in your  broker's  name,  or  "street name",  and your  broker or its representative does not vote them,  the votes will be broker non votes, which will have no effect on the vote for any matter scheduled to be considered at the Annual Meeting. If you fill out and sign the proxy card but give no direction, your shares will be voted “for” the proposals.

If you do not attend and vote your shares which are registered in your name or if you do not otherwise fill out the proxy card and vote by proxy, your shares will not be voted.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?
We do not know of any other matters that will be considered at the Annual Meeting.  If a stockholder proposal that was excluded from this proxy statement is otherwise properly brought before the meeting, we will vote the proxies against that proposal.  If any other matters arise at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?
Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is actually voted.

ANNUAL REPORT

The Company has included herewith a copy of its Annual Report for the fiscal year ended December 31, 2008 as amended ("2008 Annual Report").  Additional  copies of the 2008 Annual Report may be obtained by stockholders  without charge by writing to Andrew  Makrides,  President,  at the  Company's  New York  offices  at 734 Walt Whitman Road,  Melville,  NY 11747.  Any written request shall set forth a good faith representation that the person making the request is a beneficial owner of the securities of Bovie and entitled to vote as of November 25, 2009, the Record Date.

Confidentiality

It is the Company's policy that all proxies, ballots and voting materials that identify the particular vote of a stockholder are kept confidential, except in the following circumstances:

▪	to allow the election of an inspector appointed for our Annual Meeting to certify the results of the vote;

▪	as necessary to meet applicable legal requirements, including the pursuit or defense of a judicial action;

▪
where we conclude in good faith that a bona fide dispute  exists as to the authenticity of one or more proxies,  ballots,  or votes, or as to the accuracy of the tabulation of such proxies, ballots, or votes;

▪	where a stockholder expressly requests disclosure or has made a written comment on a proxy;

▪
where  contacting  stockholders by us is necessary to obtain a quorum, the names of stockholders who have or have not voted (but not how they voted) may be disclosed to us by the Inspector of Election appointed for the Annual Meeting;

▪
aggregate  vote  totals may be  disclosed  to us from time to time and publicly  announced at the meeting of  stockholders  at which they are relevant; and in the event of any solicitation of proxies with respect to  any  of  our  securities  by a  person  other  than  us  of  which solicitation we have actual notice.

STOCK OWNERSHIP

We encourage stock ownership by our directors, officers and employees to align their interests with the interests of stockholders.  Management also offers incentives and fosters stock ownership by all of its employees through stock option grants or restricted stock awards.  Management further believes that this policy, which has in the past played a significant role in the progress of our company, will lead to further beneficial returns for its stockholders.

BOARD OF DIRECTORS

Director Selection

Bovie has a standing nominating committee, compensation committee and audit committee. Certain independent directors also act as members of the audit, compensation and nominating committees. All candidates for the office of director are initially considered by the nominating committee but are ultimately determined by the Board of Directors.  The increasing participation of the members of the Board in matters relating to expansion of markets for Bovie's business, development of new technologies and allocation of resources, also considers their future participation in the nominating and compensation committees.  Each member of the nominating committee participates in the consideration of potential director nominees and the committee then makes a recommendation to the Board of Directors.  The Board of Directors consists of nine members, five of which qualify as independent directors as such terms are defined under the rules of the NYSE (AMEX).

The Board of Directors has adopted a policy for its nominating process. Given the size of our Company and its Board of Directors, certain independent directors sit on a number of committees. Presently, the Board considers candidates and especially skills and qualities of a potential director nominee with experience and expertise in the areas of finance, management, business and medical industry as desirable qualities in a potential director nominee.  The Board will consider nominees provided by a qualified security holder or holders representing at least 5% of Bovie's outstanding common stock, and that such shares were owned by the security holder making the nomination at least one year prior to the nomination. See Other Business elsewhere in this proxy statement.

Management

The  following  table  sets forth  certain  information  as of the record  date, regarding  each of the  executive  officers and  directors  of the Company.  The Company's Executive Officers and directors are as follows:

Name	Position	Director Since

Andrew Makrides	Chairman of the Board,	December, 1982
President, CEO, Director

Moshe Citronowicz	Executive Vice-President
	Chief Operating Officer	—

J. Robert Saron	Director and President of	August, 1994
Aaron Medical Industries, Inc.

Gary Pickett	Principal Accounting Officer (CFO)	—

George W. Kromer, Jr.	Director	October, 1995

Michael Norman	Director	August, 2004

Steve Livneh	Director	April, 2008

Steven MacLaren	Director	April, 2008

August Lentricchia	Director	October, 2007

Peter Pardoll	Director	April, 2009

Gregory A. Konesky	Director	November, 2009

CURRENT DIRECTORS AND NOMINEES

Andrew  Makrides,  age 67,  Chairman of the Board of Directors,  President,  and Chief Executive  Officer,  received a Bachelor of Arts degree in Psychology from Hofstra  University  and a Doctor of  Jurisprudence  JD Degree from Brooklyn Law School.  He is a member of the Bar of the State of New York and practiced law from 1968 until joining Bovie Medical Corporation as Executive Vice President and director, in 1982. Mr. Makrides became President of the Company in 1985 and the CEO in December 1998 and has served as such to date.

J.  Robert Saron, age 56, Director, holds a Bachelors degree in Social and Behavioral Science from the University of South Florida.  From 1988 to present Mr. Saron has served as a president and director of Aaron Medical Industries, Inc.  ("Aaron"), Bovie’s wholly owned marketing subsidiary. Mr. Saron served as CEO and chairman of the Board of the Company from 1994 to December 1998. Mr. Saron is presently the President of Aaron and a member of the Board of Directors of the Company.

George W. Kromer, Jr., age 69, filled a vacancy on the Board of Directors and became a director on October 1, 1995.  Mr. Kromer has in the past served as a Senior Financial Correspondent for "Today's Investor" and has been employed as a consultant by a number of companies, both private and public. He received a Master's Degree in 1976 from Long Island University in Health Administration.  He was engaged as a Senior Hospital Care Investigator for the City of New York Health & Hospital Corporation from 1966 to 1986. He also holds a Bachelor of Science Degree from Long Island University's Brooklyn Campus and an Associate in Applied Science Degree from New York City Community College, Brooklyn, New York.

Michael Norman, CPA age 53, manages a CPA firm specializing in business financial planning as well as governmental and financial auditing. Mr. Norman is a member of the Nassau County Board of Assessors, Treasurer of the Don Monti Memorial Research Foundation and a Glen Cove City Councilman, all located on Long Island, New York. He also serves as the expert member of Bovie’s audit committee.

August Lentricchia, age 55, is presently employed by Freedom Tax and Financial Services Bohemia as Register Representative since 2001.  He is also licensed as a Registered Representative and investment consultant of HD Vest Investment Services, a non-bank subsidiary of Wells Fargo and Company.  Mr. Lentricchia has also served as an investment consultant for Citibank.  Mr. Lentricchia also serves on our audit committee in addition to serving as a member of the Board of Directors. He is a graduate of the University of Arizona (BA 1970) and has received a Masters degree in Education from Dowling College (2004).

Steve Livneh, age 60, became President of Bovie Canada in October 2006 following the asset purchase of certain intellectual properties by Bovie from Lican Development of Ontario, Canada.  Mr. Livneh, is a mechanical engineer and inventor, and has developed and manufactured varied products, including aerial munitions, consumer goods, irrigation and hydraulic devices and guidance systems.  During the past several years he has been engaged in developing endoscopic electrosurgery instruments, targeting the general surgery, gynecology, urology and thoracic surgery markets.

Steven MacLaren, age 39, is a 1991 graduate of the Ohio State University (1991) in Columbus, Ohio with a BSBA degree in accounting.  He is currently the principal owner of Ronin Consulting Group, LLC of Belleair Bluffs, Florida, which he started in February 2004 and which has provided consulting services for Bovie Medical since August 2005.  Previous to this he served as the CFO and a technical currency trader of Capital Management Group, LLC, an investment company located in Naples, FL from November 2001 through February 2004.  Mr. MacLaren has a history with the Company as he also served as Bovie Medical’s Controller from November 1996 through October 2001.  He has extensive knowledge in technical analysis techniques and trading systems applied in both U.S. equity and foreign currency markets.

*Dr. Peter Pardoll, age 63, is board certified in Internal Medicine and Gastroenterology.  He attended Emory University for undergraduate studies and graduated with honors from the Medical College of Virginia (VCU) in 1971.  Pardoll then completed three years internal medicine training at the University of Miami Affiliated Hospitals (Jackson Memorial Hospital, Miami Veterans Hospital and Mount Sinai Hospital), and subsequently completed his GI fellowship at University of South Florida.   He is an active member of the National Association of Healthcare Consultants and was the founding partner of the center for digestive diseases (“CDD”) in St. Petersburg, Florida.  Dr. Pardoll has long been recognized in the healthcare field, and each year from 1978-2005, he was honored by being elected to “The Best Doctors in America” organization.  During his 28 years of practice he established a successful clinical research division of CDD performing studies and research for major pharmaceutical companies such as GlaxoSmithKline, Mesick, Astra Zeneca and Novartis.  He and his staff developed techniques to educate physician colleagues on laser therapeutics in GI endoscopy, bronchoscopy and urology.   Over the years he has been a major participant in teaching the techniques of flexible sigmoidoscopy for the American Society of Gastrointestinal Endoscopy, the American College of Physicians and the American Academy of Family Practice.  Dr. Pardoll is the past president of the Florida G.I Society.  He is a Fellow and former Chairman of the American College of Gastroenterology (‘ACG”) and was elected as a Trustee for a 6-year term to the Board of ACG.  He serves as the current editor for the Practice Management and Coding Column for the ACG Update, a national newsletter sponsored by the American College of Gastroenterology and remains active with his national organizations and as a healthcare consultant.

**Gregory A. Konesky, age 56, is a 1977 graduate of Polytechnic University Brooklyn, NY with a BSEE degree in computer science. He has been a scientific consultant to Bovie Medical Corporation for over 12 years. He is a member of the Bovie’s Scientific Advisory Board and is Lead Scientist for the Company’s J-Plasma technology. He has two patents granted and three pending, and has authored over 51 articles on a wide range of subjects including medical plasma technology, optical communications, astrobiology, and others. He has also served as a technical advisor to the investment community and is a member of numerous professional and scientific associations.

*Dr. Pardoll replaced Randy Rossi who resigned as a director in March, 2009 due to a change in employment.
** Gregory A. Konesky replaced Brian H. Madden who recently resigned in November, 2009 for personal reasons.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors (the "Board") had four meetings in 2008, each of which was attended by all directors, including telephonic meetings of the Board.  Our audit committee was established in 2003, and presently consists of Michael Norman, Peter Pardoll and August Lentricchia, each of whom qualify as independent directors under the rules promulgated by the NYSE (AMEX) Exchange. The Board of Directors continues to manage Bovie's various Stock Option Plans and the participation activity requirements for each member of the Board are increasing as we are aggressively pursuing and implementing new marketing and other strategies.

DIRECTORS' COMPENSATION

Directors' compensation is determined by the Board of Directors after considering recommendations from the compensation committee. In the past, directors have been compensated through option grants.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to each of Bovie’s Named Executive Officers for the three years ended December 31, 2008 for services to our company in all capacities:

Summary Compensation Table

Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensa-tion Earnings ($)	Change in Pension Value and Nonquali-fied Deferred compen-sation Earnings ($)	All Other Compen-Sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Andrew Makrides President, CEO, Chairman of the Board	2008 2007 2006	$208,598 $195,452 $217,358*(1)	$3,870 $3,685 $3,685	0 0 0	0 0 0	0 0 0	0 0 0	$20,553(8) $21,770(6) $19,646(7)	$223,022 $220,907 $240,689
Gary D.Pickett CFO,Treasurer, Secretary	2008 2007 2006	$104,083 $94,457 $66,442*(A)(4)	$1,961 $1,904 $1,731	0 0 0	0 88,200*(5) 0	0 0 0	0 0 0	$3,316(19) $3,097(9) $1,488(10)	$109,360 $187,658 $ 69,661
J. Robert Saron President Aaron Medical and Director	2008 2007 2006	$295,650 $276,680 $281,109*(2)	$5,480 $5,218 $5,218	0 0 0	0 0 0	0 0 0	0 0 0	$21,312(13) $20,413(11) $16,201(12)	$322,442 $302,311 $302,528
Moshe Citronowicz Vice President Chief Operating Officer	2008 2007 2006	$213,197 $203,349 $242,947*(3)	$4,026 $3,834 $3,834	0 0 0	0 0 0	0 0 0	0 0 0	$21,055(16) $20,109(14) $18,506(15)	$238,278 $227,292 $265,287
Steve Livneh President Bovie Canada	2008 2007 2006	$164,959 $174,155 $ 36,060*(B)	$2,747 $3,523 $2,885	0 0 0	0 0 0	0 0 0	0 0 0	$6,575(20) $12,664(17) $1,750(18)	$174,281 $190,342 $40,695

Column (d) consists of amounts for annual bonuses given to all employees equal to one week of base compensation.

(A) Mr. Pickett started with Bovie on March 27, 2006.

(B) Mr. Livneh started with Bovie on October 1, 2006.

*(1) Includes $27,825 for unused vacation pay, which had been expensed  in prior years.  This had no effect on the Company’s 2006 earnings.

*(2) Includes $13,045 for unused vacation pay, which had been expensed  in prior years.  This had no effect on the Company’s 2006 earnings.

*(3) Includes $49,561 for unused vacation pay, which had been expensed in prior years.  This had no effect on the Company’s 2006 earnings.

*(4) Includes $865 for unused vacation pay, which had been expensed  in 2006.

*(5) In 2007 a total of 25,000 options were granted to Mr. Pickett as follows: 20,000 stock options granted on January 12, 2007 with a fair value of $3.66 per option; 5,000 stock options granted on March 29, 2007 with a fair value of $3.00 per option.

(6) This amount includes: $3,759 of employer contributions under the Bovie Employee 401(k) savings plan; car allowance of $6,310; life insurance premiums of $396; and health insurance premiums of $11,305.

(7) This amount includes: $4,026 of employer contributions under the Bovie Employee 401(k) savings plan; car allowance of $6,310; life insurance premiums of $396; and health insurance premiums of $8,914.

(8) This amount includes: $4,151 of employer contributions under the Bovie Employee 401(k) savings plan; car allowance of $6,431; life insurance premiums of $396; and health insurance premiums of $9,576.

(9) This amount includes: $2,834 of employer contributions under the Bovie Employee 401(k) savings plan; and life insurance premiums of $263.

(10) This amount includes: $1,356 of employer contributions under the Bovie Employee 401(k) savings plan; and life insurance premiums of $132.

(11) This amount includes: $8,140 of employer contributions under the Bovie Employee 401(k) savings plan; car allowance of $6,310; life insurance premiums of $434; and health insurance premiums of $5,529.

(12) This amount includes: $5,179 of employer contributions under the Bovie Employee 401(k) savings plan; car allowance of $6,310; life insurance premiums of $434; and health insurance premiums of $4,145.

(13) This amount includes: $8,738 of employer contributions under the Bovie Employee 401(k) savings plan; car allowance of $6,431; life insurance premiums of $434; and health insurance premiums of $5,709.

(14) This amount includes: $5,982 of employer contributions under the Bovie Employee 401(k) savings plan; car allowance of $6,310; life insurance premiums of $434; and health insurance premiums of $7,383.

(15) This amount includes: $5,544 of employer contributions under the Bovie Employee 401(k) savings plan; car allowance of $6,310; life insurance premiums of $434; and health insurance premiums of $6,218.

(16) This amount includes: $6,470 of employer contributions under the Bovie Employee 401(k) savings plan; car allowance of $6,431; life insurance premiums of $434; and health insurance premiums of $7,720.

(17) This amount includes: $4,591 of employer contributions under the Bovie Employee 401(k) savings plan; car allowance of $6,310; life insurance premiums of $192; and health insurance premiums of $1,571.

(18) This amount includes: $0 of employer contributions under the Bovie Employee 401(k) savings plan; car allowance of $1,440; life insurance premiums of $48; and health insurance premiums of $262.

(19) This amount includes: $2,970 of employer contributions under the Bovie Employee 401(k) savings plan; and life insurance premiums of $346.

(20) This amount includes: $4,976 of employer contributions under the Bovie Employee 401(k) savings plan; life insurance premiums of $192; and health insurance premiums of $1,407.

Employment Agreements and Potential Payments Upon Termination or Change in Control

At December 31, 2008, we were obligated under employment contracts with Mr. Makrides, Mr. Saron, and Mr. Citronowicz that were set to expire in January 2011. In January 2009 these maturity dates were extended to January 2012, and such maturity dates will continue to automatically extend for a period of one year unless we provide the executives with appropriate written notice pursuant to the contracts).  The employment agreements provide, among other things, that the Executive may be terminated as follows:

(a)	Upon the death of the Executive, the Executive’s estate shall be paid the basic annual compensation due the Employee pro-rated through the date of death.

(b)
By the resignation of the Executive at any time upon at least thirty (30) days prior written notice to Bovie in which case Bovie shall be obligated to pay the Employee the basic annual compensation due him pro-rated to the effective date of termination,

(c)
By Bovie, for cause if during the term of the Employment Agreement the Employee violates the non-competition provisions of his employment agreement, or is found guilty in a court of law of any crime of moral turpitude.

(d)
By Bovie, without cause, with the majority approval of the Board of Directors, at any time upon at least thirty (30) days prior written notice to the Executive. In this case Bovie shall be obligated to pay the Executive compensation in effect at such time, including all bonuses, accrued or prorated, and expenses up to the date of termination. Thereafter, for the period remaining under the contract, Bovie shall pay the Executive the salary in effect at the time of termination payable weekly until the end of their contract.

(e)
If Bovie fails to meet its obligations to the Executive on a timely basis, or if there is a change in the control of Bovie, the Executive may elect to terminate his employment agreement. Upon any such termination or breach of any of its obligations under the Employment Agreement, Bovie shall pay the Executive a lump sum severance equal to three times the annual salary and bonus in effect the month preceding such termination or breach as well as any other sums which may be due under the terms of the Employment Agreement up to the date of termination.

On June 18, 2007, the Company entered into a two year employment contract with Mr. Pickett to serve as Chief Financial Officer, which contract allowed for a one year extension unless the Company provided written notification conveying its intention not to renew.  Since no such notification was provided, the contract has a current expiration date of June 2010.  In the event of a change of control, the contract provides that Mr. Pickett will receive salary and bonus in effect up to the date of the remaining portion of the contract.

On October 10, 2006, the Company entered into a three year contract with Mr. Livneh to serve as President of Bovie Canada which contract allows for a two year extension, unless the Company provides written notice of its intention not to renew prior to the expiration date. In the event of a change of control, the Company is obligated to Mr. Livneh for compensation and bonuses currently in effect through to the date of the remaining portion of the contract.

There are no other employment contracts that have non-cancelable terms in excess of one year.

Grants of Plan-Based Awards

There were no incentive awards granted to Bovie's Named Executive Officers in fiscal 2008.

Options Exercises During Fiscal 2008

The following table summarizes the options exercised by Executive Officers during the year ended December 31, 2008 and the value realized upon exercise:

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise ($) (1)
Andrew Makrides	390,000	$2,313,700
J. Robert Saron	195,000	$1,156,850
Moshe Citronowicz	390,000	$2,313,700
Steve Livneh	--	--
Gary Pickett	--	--

(1)	The value realized equals the excess of the fair market value of our common stock on the exercise date over the option exercise price, multiplied by the number of options exercised.

Outstanding Equity Awards

The following table presents information with respect to each unexercised stock option held by Bovie's Named Executive Officers as of December 31, 2008.

	Outstanding Equity Awards at 12/31/08
Name	# of Securities Underlying Unexercised Options (# Exercisable)	# of Securities Underlying Unexercised Options (# Unexercisable) (*)	Option Exercise Price ($/sh)	Option Expiration Date
Andrew Makrides	25,000	--	3.25	9/29/2013
	25,000	--	2.13	9/23/2014
	25,000	--	2.25	5/5/2015
J. Robert Saron	12,500	--	3.25	9/29/2013
	12,500	--	2.13	9/23/2014
	12,500	--	2.25	5/5/2015
Moshe Citronowicz	25,000	--	3.25	9/29/2013
	25,000	--	2.13	9/23/2014
	25,000	--	2.25	5/5/2015
Gary Pickett	20,000	--	8.66	1/12/2017
	5,000	--	7.10	3/29/2017
Steve Livneh (1)	100,000	--	3.26	1/1/2016

(1) Issued as part of Henvil Purchase Agreement in the name of Henvil Corporation. Steve Livneh is the principal owner of Henvil Corporation. (see Item 1 Business - New Products)

Compensation of Non-Employee Directors

The following is a table showing the director compensation for the year ended December 31, 2008:

Name	Fees Earned Or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Brian Madden	0	0	$32,250* (1)	0	0	0	$32,250
Michael Norman	0	0	$32,250* (2)	0	0	0	$32,250
Randy Rossi	0	0	$28,200* (3)	0	0	0	$28,200
Steven MacLaren	0	0	$21,150* (4)	0	0	0	$21,150

* (1) Mr. Madden was granted 12,500 stock options on August 28, 2008 which had a fair value of $2.82 per option.

* (2) Mr. Norman was granted 12,500 stock options on August 28, 2008 which had a fair value of $2.82 per option.

* (3) Mr. Rossi was granted 10,000 stock options on August 28, 2008 which had a fair value of $2.82 per option.

* (4) Mr. MacLaren was granted 7,500 stock options on August 28, 2008 which had a fair value of $2.82 per option.

Directors' compensation is determined by the Board of Directors based upon recommendations from the Compensation Committee. The Board periodically grants directors stock options in order to assure that they have proper incentives and an opportunity for an ownership interest in common with other stockholders.

Our Board of Directors presently consists of Andrew Makrides, Chairman, CEO, and President, J. Robert Saron, George Kromer, Jr., Dr. Peter Pardoll, Michael Norman, Gregory A. Konesky, August Lentricchia, Steve Livneh, and Steven MacLaren.

In 2003, the Board of Directors adopted and shareholders approved Bovie’s 2003 Executive and Employee Stock Option Plan covering a total of one million two hundred thousand (1,200,000) shares of common stock issuable upon exercise of options to be granted under the Plan.  In 2001, the Board of Directors adopted the 2001 Executive and Employee Stock Option Plan which reserved for issuance 1,200,000 stock options.

On October 30, 2007, shareholders approved and the Board of Directors adopted an amendment to the 2003 Executive and Employee Stock Option Plan to increase the maximum aggregate number of shares of common stock reserved for issuance under the 2003 Plan from 1.2 Million shares (already reserved against outstanding options) to 1.7 Million shares, or an increase of 500,000 shares of common stock for future issuance pursuant to the terms of the Plan. Except for the increase in the number of shares covered by the Plan, the Plan remains otherwise unchanged from its present status. In 2008, the Board of Directors granted 207,500 options to purchase a like number of shares of common stock.

There have been no changes in the pricing of any options previously or currently awarded.

COMPENSATION COMMITTEE REPORT

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Annual Report on Form 10-K with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement and in this Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.   Our compensation committee members are Steven MacLaren, Michael Norman (CPA) and August Lentricchia.

ITEM 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information as of December 31, 2008, with respect to the beneficial ownership of the Company’s common stock by its executive officers, directors, all persons known by the Company to be the beneficial owners of more than 5% of its outstanding shares and by all officers and directors as a group.

	Number of Shares
			Nature of	Percentage of
Name and Address	Title	Owned (i)	Ownership	Ownership (i)

The Frost National Bank	Common	300,000	Beneficial	1.8%
FBO Renaissance
US Growth Investment
Trust PLC.
Trust no. W00740100

The Frost National Bank	Common	1,000,000	Beneficial	5.9%
FBO, BFS US Special
Opportunities Trust PLC.
Trust no. W00118000

Directors and Officers
Andrew Makrides 734 Walt Whitman Road Melville, NY 11746	Common	779,213(ii)	Beneficial	4.6%

George Kromer P.O. Box 188 Farmingville, NY 11738	Common	357,008(iii)	Beneficial	2.1%

J. Robert Saron 7100 30th Avenue North St. Petersburg, FL 33710	Common	484,819(iv)	Beneficial	2.9%

Brian Madden 300 Garden City Plaza Garden City, NY 11530	Common	115,500 (vi)	Beneficial	0.7%

Mike Norman	Common	85,000(vii)	Beneficial	0.5%
410 Jericho Tpke.
Jericho, NY

Randy Rossi	Common	55,000(viii)	Beneficial	0.3%
2641 Kelliwood Circle
Shreveport, LA

Moshe Citronowicz 7100 30th Avenue North St. Petersburg, FL 33710	Common	541,504 (v)	Beneficial	3.2%

Gary Pickett	Common	25,000 (ix)	Beneficial	0.2%
7100 30th Avenue North St. Petersburg, FL 33710

Steve Livneh	Common	300,000 (x)	Beneficial	1.8%
4056 North Services Rd. E.
Windsor, Canada

August Lentricchia	Common	9,100 (xi)	Beneficial	0.1%
734 Walt Whitman Road Melville, NY 11746

Steven MacLaren	Common	12,500 (xii)	Beneficial	0.1%
7100 30th Avenue North St. Petersburg, FL 33710

Officers and Directors as a group (11 Persons)		2,764,644(xiii)		16.3%

(i) Based on 16,795,269 outstanding shares of Common Stock and 1,867,150 outstanding options to acquire a like number of shares of Common Stock as of December 31, 2008, of which officers and directors owned a total of 622,500 options and 2,142,144 shares at December 31, 2008.  We have calculated the percentages on the basis of the amount of outstanding securities plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(ii) Includes 704,213 shares and 75,000 ten year options owned by Mr. Makrides to purchase shares of Common Stock of the Company. Exercise prices for his options range from $2.13 for 25,000 shares to $3.25 for 25,000 shares.

(iii) Includes 282,008 shares and 75,000 ten year options owned by Mr. Kromer to purchase shares of the Company. Exercise prices for his options range from $2.13 for 25,000 shares to $3.25 for 25,000 shares.

(iv) Includes 447,319 shares and 37,500 ten year options owned by Mr. Saron, exercisable at prices ranging from $2.13 per share for 12,500 shares, and $3.25 per share for 12,500 shares.

(v) Includes 466,504 shares and 75,000 ten year options owned by Mr. Citronowicz exercisable at prices ranging from $2.13 for 25,000 shares to $3.25 for 25,000 shares.

(vi) Includes 5,500 shares and 110,000 ten year options owned by Mr. Madden exercisable at prices ranging from $3.25 for 25,000 shares to $8.66 for 12,500 shares.  Mr. Madden has no financial interest in 25,000 shares of Bovie owned by his wife.  Mr. Madden resigned as a director in November, 2009

(vii) Includes 85,000 ten year options owned by Mr. Norman exercisable at prices ranging from $2.13 for 25,000 shares to $8.66 for 12,500 shares.

(viii) Includes 55,000 ten year options owned by Mr. Rossi exercisable at prices ranging from $7.33 for 10,000 shares to $8.66 for 10,000 shares.  Mr. Rossi resigned as a director in March, 2009.

(ix) Includes 25,000 ten year options owned to Mr. Pickett exercisable at prices ranging from $8.66 for 20,000 shares to $7.10 for 5,000 shares. These options vest over a 7 year period.

(x) Includes 100,000 ten year options owned by Mr. Livneh. These options were part of the Henvil Purchase Agreement and were issued under the name Henvil Corporation. Mr. Livneh is the principal owner of Henvil Corporation. (see Item 1 Business - New Products) Also includes 200,000 restricted shares issued under the name Lican Developments, Inc. of which Mr. Livneh is also the principal owner.

(xi) Includes 1,600 Shares owned by Mr. Lentricchia and 7,500 ten year options issued to Mr. Lentricchia on October 30, 2007. These options vest over a period of 7 years and have an exercise price of $7.68.

(xii) Includes 12,500 ten year options issued to Mr. MacLaren exercisable at prices ranging from $7.33 for 7,500 shares to $8.66 for 5,000 shares. These options vest over a 7 year period.

(xiii) Includes 622,500 shares reserved for outstanding options owned by all Executive Officers and directors as a group. The last date options can be exercised is August 28, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to us, we believe that during the year ended December 31, 2008 all officers, directors and ten percent beneficial owners who were subject to the provisions of Section 16(a) complied with all of the filing requirements during the year.

ITEM 13. Certain Relationships and Related Transactions

In October 2006, Bovie Medical Corporation acquired certain assets of Lican Developments LTD (“Lican”), an Ontario, Canada Corporation for total consideration of $1,125,685, consisting of the following:

•
Cash of $350,000; $150,000 of which was paid at inception and $100,000 of which was paid in two installments of $50,000 in October 2007 and October 2008. The remaining $100,000 is to be paid in $50,000 installments in October 2009 and October 2010.

•
200,000 shares of our restricted common stock; 80,000 of which vested immediately, 40,000 of which vested in October 2006, 40,000 of which vested in October 2007 and 40,000 of which vested in October 2008

In addition, Lican is to receive an additional 150,000 shares of our restricted common stock upon the achievement of the following milestones:

•	80,000 shares upon the receipt of certain FDA marketing clearances.

•	17,500 shares upon the Company attaining $1,000,000 in net sales of the “Seal and Cut Product”

•	17,500 shares upon the Company attaining $3,000,000 in net sales of the “Seal and Cut Product”

•	17,500 shares upon the Company attaining $1,000,000 in net sales of the “Modullion Product”

•	17,500 shares upon the Company attaining $3,000,000 in net sales of the “Modullion Product”

The assets acquired included proprietary patent pending technologies, working prototypes in various stages of development and production equipment.  Lican is a product development and manufacturing company focused on endoscopic devices.  Technologies in development included and currently include:

•	Tip-On-Tube a disposable tip technology complementary to Bovie’s previously acquired and announced Modular Ergonomic Grip (MEG) forceps. Bovie acquired the MEG technology in January 2006.
•
A new surgical handle platform called the Polarian. The Polarian handle supports a plurality of electrical and mechanical modes to be used in conjunction with disposable, Seal-N-Cut bipolar cartridges. This is an advanced entrant into the growing vessel and tissue sealing and cutting market.

Finally, Lican is to receive ongoing royalties ranging from 2.5% to 3% of sales of certain products, which royalties will be halved in certain instances if the founder of Lican (who is currently the President of Bovie Canada) fails to remain in the Company’s employ until October 2011.  Because the cost of these royalties was not determinable at the time of the purchase, they were not included in the purchase price computations, and any amounts paid under this arrangement will be reflected as an increase in the intangible asset in the year the royalty payments become due.

On October 1, 2006, Steve Livneh, a founder and principal of Lican, became an officer of Bovie and in   December 2006 he became President of Bovie Canada ULC, a 100% owned subsidiary of BVX Holdings LLC (which is 100% owned by Bovie). He became a Director of Bovie in April of 2008.

A former director, Alfred V. Greco Esq., is the principal of Alfred Greco PLLC and a former partner of Sierchio, Greco and Greco (SG&G), the Company’s counsel through June 2008.  At such time, SG&G was dissolved and Alfred V. Greco PLLC has continued as the Company’s counsel.  We paid total legal fees to these firms of $68,400, $128,553, and $87,550 for the respective years ended December 31, 2008, 2007 and 2006.

Steven MacLaren is the principal owner of Ronin Consulting Group, LLC, which provided consulting services to the Company during 2008. Ronin Consulting Group, LLC received consulting fees totaling approximately $72,400 since he became a director in 2008.

Two relatives of Bovie’s chief operating officer are employed by the Company. Yechiel Tsitrinovich, an engineering consultant received compensation for 2008, 2007 and 2006 of $88,590, $85,926, and $79,776 respectively. The other relative, Arik Zoran, is an employee of the Company in charge of the engineering department. He had a original two-year contract providing for a salary of $90,000 per year plus living expenses and benefits which currently is subject to renewal on an annual basis. For 2008, 2007 and 2006 he was paid $197,272, $166,487, and $162,562 respectively, which includes living expenses and benefits.

ITEM 14. Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed to us for fiscal years ended December 31, 2008 and 2007 by our current and previous accountants (Kingery & Crouse P.A. and Bloom & Co. LLP, respectively):

	2008	2007
Audit Fees (1)	$162,651	$133,652

Non-Audit Fees:
Related Fees(2)	52,935	--
Tax Fees(3)	5,689	4,400
All other Fees(4)	12,882	15,206
Total Fees billed	$234,157	$153,258

(1) Audit fees consist of fees billed for professional services rendered for the audit of Bovie’s annual financial statements and review of its interim consolidated financial statements included in quarterly reports and other services related to statutory and regulatory filings or engagements.

(2) Audit-Related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Bovie’s consolidated financial statements and are not reported under “Audit Fees”.

(3) Tax fees consist of fees billed for professional services rendered for tax compliance and tax advice (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4) All other fees consist of fees for products and services other than the services reported above.

In the past the Board of Directors had considered the role of our independent auditors in providing certain tax services to Bovie and had concluded that such services were compatible with their independence as our auditors. In addition, since the effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, the Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors.

OTHER BUSINESS

Stockholder Proposals for Inclusion in Proxy Statement

This year’s Proxy Statement contains only proposals by the Board of Directors. Pursuant to our policy, stockholders may present proper proposals to be included in our Proxy Statement for consideration at the Company's next annual meeting of stockholders.  To be eligible for inclusion in the Company's 2009 Proxy Statement, a stockholder's proposal must be received by the Company no later than May 31, 2009 and must otherwise comply with Rule 14a-8 under the Exchange Act.

Stockholder Proposals for Annual Meeting

For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must be first given to Bovie.  To be timely, written notice must be received by Bovie at its Melville, N.Y. office by the deadline specified in last year's proxy statement.  If the proposal is submitted for a regularly scheduled annual meeting, the proposal must be received at Bovie's principal executive offices not less than 120 calendar days before the date of the Company's proxy statement released to  stockholders in connection with the previous year's annual meeting; or (b) if the date of this year's  annual  meeting has been changed by more than 30 days from the date of the  previous  year's  meeting,  then the deadline is a reasonable time before the Company begins to print and mail its proxy materials. While the Board of Directors will consider stockholder proposals, the Company reserves the right to omit from the Company's 2009 Proxy Statement any stockholder proposals that it is not required to include under federal regulations.

Stockholder Nominations of Directors

The Board of Directors adopted,  as part of the director  selection  process, a policy  for  director  selection,  which  includes  consideration  of  potential director nominees recommended by stockholders. The Board will identify, evaluate and select potential director nominees, including nominees recommended by you, using qualitative standards and certain procedures, as described under Board of Directors-Director Selection above, for recommendation of a proposed director.  Any  stockholder  entitled to vote for the election of directors  at a meeting may nominate a person or persons for election as directors only if timely written notice of such  stockholder's  intent to make such  nomination is given,  either by personal delivery or United States mail,  postage prepaid,  to Mr. Andrew  Makrides,  President,  Bovie Medical  Corporation,  734 Walt Whitman Road, Suite 207, Melville, NY 11747. Refer to the section entitled the Board of Directors-Director Selection above for more information.

Costs of Solicitation

Bovie is making this solicitation of proxies and is responsible for the payment of all expenses incurred in connection with the solicitation.  Management estimates that the cost of solicitation of proxies will be approximately $20,000 to be incurred solely by Bovie.

PROPOSAL ONE

ELECTION OF DIRECTORS

The  Board  of  Directors  has  nominated  all  of  the  current  directors  for re-election  at the Annual  Meeting.  All directors  serve until the next Annual Meeting  of  stockholders  or their resignation or  until  their  successors  are  duly  elected  and qualified.

THE NOMINEES

We have previously set forth in this Proxy Statement, information - provided by the nominees – concerning their principal occupation, business experience and other matters. See “Management”.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE FOLLOWING NOMINEES.

ANDREW MAKRIDES

J. ROBERT SARON

MICHAEL NORMAN

GEORGE W. KROMER, JR.

AUGUST LENTRICCHIA

STEVE LIVNEH

STEVEN MACLAREN

PETER PARDOLL

GREGORY A. KONESKY

PROPOSAL TWO

RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors has selected Kingery & Crouse PA, (Kingery”) Certified Public Accountants, as the independent auditors of Bovie for fiscal year ending December 31, 2009.  Arrangements have been made for a representative of Kingery to attend the Annual Meeting.  The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate stockholder questions. The selection of Kingery as the Company's auditors must be ratified by a majority of the votes cast at the Annual Meeting. Kingery is a member of the Securities and Exchange Division of the American Institute of Certified Public Accountants ("AICPA") duly authorized to perform audits of SEC registrants.  The firm is current with its peer review system and has maintained an unqualified quality control status since the inception of the peer review system established by the AICPA.

Audit Fees. The aggregate fees billed by our current and former auditors for services rendered for the audit of our financial statements for the fiscal year ended December 31, 2008 and the review of the Company's financial statements included in our quarterly filings on Form 10Q during that fiscal year were $234,157. There were no other fees paid for other services performed by auditor Kingery & Crouse, PA, or its employees.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF KINGERY & CROUSE, PA AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2009.

BOVIE MEDICAL CORPORATION

PROXY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 29, 2009.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned  hereby  acknowledges  receipt  of Notice of Annual  Meeting of Stockholders and Proxy Statement of Bovie Medical Corporation in connection with the 2009 Annual  Meeting to be held on December 29, 2009,  and  appoints  Andrew Makrides  and  George W.  Kromer, Jr.,  or either of them,  Proxy with power of substitution, for and in the name of the undersigned, and hereby authorizes each or either of them to  represent  and to vote,  all the shares of common stock of Bovie  Medical  Corporation,  a  Delaware  corporation  ("Company"),   that  the undersigned  would  be  entitled  to vote at our Annual  Meeting  of Stockholders  ("Annual  Meeting")  on December 29, 2009 and at any  adjournments thereof,  upon the  matters  set forth in the Notice of Annual  Meeting,  hereby revoking any proxy heretofore given. The proxy holder appointed hereby is further authorized to vote in his discretion upon such other business as may properly come before the Annual Meeting. This proxy will be voted as specified.  If no direction is made, this proxy will be voted in favor of all proposals.

THE BOARD RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED ON PROPOSAL 1 AND “FOR” PROPOSAL 2.

PROPOSAL ONE
Election of Directors (check one box only)
FOR ☐          AGAINST ☐

EACH NOMINEE LISTED:

Andrew Makrides

J. Robert Saron

Michael Norman

George W. Kromer, Jr.

August Lentricchia

Steve Livneh

Steven MacLaren

Peter Pardoll

Gregory A. Konesky

(Instruction:  To withhold authority to vote for any nominee, circle that nominee's name in the above list)

(Continued and to be signed and dated on reverse side)

1

(Back of Proxy)

PROPOSAL TWO
To ratify the selection of Kingery & Crouse, PA as independent auditors for the Company for fiscal 2009.

FOR ☐   AGAINST ☐   ABSTAIN ☐

Dated:_________________________, 2009

(Please Print Name)

(Signature of Stockholder) (Title, if applicable)

(Please Print Name)

(Signature of Stockholder) (Title, if applicable)

NOTE:  PLEASE SIGN YOUR NAME OR NAMES EXACTLY AS SET FORTH HEREON.  FOR JOINTLY OWNED SHARES, EACH OWNER SHOULD SIGN.  IF SIGNING AS ATTORNEY, EXECUTOR, COMMITTEE, TRUSTEE OR GUARDIAN, PLEASE INDICATE THE CAPACITY IN WHICH YOU ARE ACTING.  PROXIES EXECUTED BY CORPORATIONS SHOULD BE SIGNED BY A DULY AUTHORIZED OFFICER.  PLEASE DATE AND SIGN THIS PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

2